SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                DAKTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                DAKTRONICS, INC.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 18, 1999


TO THE SHAREHOLDERS OF DAKTRONICS, INC.:

      Notice is hereby given that the Annual Meeting of Shareholders of Daktronics, Inc. ("Daktronics" or the "Company") will be held on Wednesday, August 18, 1999, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, for the following purposes:

      1. To elect three directors as members of the class of directors to serve until the third succeeding Annual Meeting of Shareholders, and until their successors have been elected and qualified.

      2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 30, 2000.

      3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

      Only the shareholders of record of Daktronics Common Stock at the close of business on July 16, 1999, will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       Duane E. Sander,
                                       SECRETARY

July 22, 1999

                                DAKTRONICS, INC.
                                 331 32nd Avenue
                          Brookings, South Dakota 57006

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 18, 1999

      This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Daktronics, Inc. ("Daktronics" or the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, August 18, 1999, at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota at 7:00 p.m. Central Daylight Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

      Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted (1) for the election of the three nominees for director named in this Proxy Statement, and (2) for the ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 30, 2000 . A shareholder may revoke his or her proxy at any time before it is voted by delivering to the Secretary of the Company a written notice of termination of the proxy's authority, by filing with the Secretary of the Company another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about July 23, 1999.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of shareholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining will be treated as unvoted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter. The three persons receiving the most votes will be elected for directors and the ratification for the appointment of the auditors will be determined by a majority of the votes cast.

      Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on July 16, 1999 will be entitled to vote at the annual meeting. At the close of business on July 16, 1999, a total of 4,369,941 shares of Common Stock were outstanding. The holders of one-third of the shares of Common Stock issued and outstanding and entitled to vote at the 1999 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum should not be present, the 1999 Annual Meeting may be adjourned from time to time until a quorum is present. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders, except that with respect to the election for directors every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by the holder for as many persons as there are directors to be elected, or to cumulate the holder's votes by giving one candidate the number of votes which is equal to the number of directors to be elected multiplied by the number of the holder's shares, or by distributing such cumulated votes among any number of candidates.

      Participants in the Company's Employee Stock Ownership Plan (ESOP) are entitled to instruct the trustee of the ESOP how to vote all shares of Common Stock allocated to participants' accounts under the ESOP. Each participant will receive a voting instruction card to direct the trustee to vote that participant's allocated shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all participants under the ESOP. The trustee of the ESOP will vote any unallocated shares of Common Stock held by the ESOP in the same proportion as the shares allocated to the participants' accounts.

      Participants in the Company's 401k plan who have Daktronics shares as one of their 401k selections are entitled to instruct the trustee of the 401k plan how to vote their shares of Common Stock. Each participant will receive a voting instruction card to direct the trustee to vote that participant's shares. If a participant does not timely return a completed voting instruction card, the trustee will vote the shares allocated to that participant in the same proportion as the shares which are voted by all participants under the 401k plan.

      Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopier or personal calls. The Company may reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of Common Stock.

      A copy of the Company's Annual Report for the fiscal year ended May 1, 1999 is being furnished to each shareholder with this Proxy Statement.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Pursuant to the Company's Articles of Incorporation, the Board of directors is divided into three classes serving staggered three-year terms expiring at each successive annual meeting of shareholders. The terms of Aelred
J. Kurtenbach and Charles S. Roberts expire at the 1999 Annual Meeting; Edwin M. Theisen whose term was scheduled to expire at the 1999 Annual Meeting passed away in June of 1999; Frank J. Kurtenbach, James A. Vellenga and Roland J. Jensen expire at the 2000 Annual Meeting; and James B. Morgan, John L. Mulligan and Duane E. Sander expire at the 2001 Annual Meeting.

      The persons named in the accompanying proxy will vote for the election of the three nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the three nominees is willing to serve as a director; however, if any nominee should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

      The following table sets forth certain information as of July 16, 1999 concerning the three nominees for election as directors of the Company and the continuing directors:

Name and Age                              Position with Company
------------                              ---------------------

NOMINEES FOR TERMS EXPIRING AT THE 1999 ANNUAL MEETING
Aelred J. Kurtenbach (65)                 President and Director
Charles S. Roberts (74)                   Director
Nancy D. Frame (54)                       Director (Nominee)

DIRECTORS FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING
Frank J. Kurtenbach (61)                  Vice President, Sales and Director
Roland J. Jensen (68)                     Director
James A. Vellenga (64)                    Director

DIRECTORS FOR TERMS EXPIRING AT THE 2001 ANNUAL MEETING
James B. Morgan (52)                      Executive Vice President and Director
Duane E. Sander (61)                      Secretary and Director
John L. Mulligan (60)                     Director

      AELRED J. KURTENBACH, PH.D. is a co-founder of the Company and has served as a director and as President of the Company since its incorporation. Dr. Kurtenbach also served as Treasurer until 1993. Dr. Kurtenbach has over 40 years of experience in the fields of communication engineering and control system design, technical services, computer systems, electrical engineering education and business management. Dr. Kurtenbach has B.S., M.S. and Ph.D. degrees in Electrical Engineering from South Dakota School of Mines and Technology, the University of Nebraska and Purdue University, respectively.

      CHARLES S. ROBERTS, M.D. has served as a director of the Company since 1968. Prior to his retirement in 1991, Dr. Roberts was engaged in family practice and internal medicine at the Brookings Clinic, Brookings, South Dakota.

      NANCY D. FRAME is a director nominee. She is currently the Deputy Director of the United States Trade and Development Agency in Washington, D.C., a position she has held since 1986. Previous to that she held various positions in the legal profession. She obtained her law degree from Georgetown University, Washington, D.C.

      FRANK J. KURTENBACH joined the Company in 1979 as Sales Manager of the Standard Scoreboard Division, which was expanded to include other products in 1981. He has served as Sales Manager for the Company since 1982, as a director since 1984 and as Vice President, Sales since November 1993. Mr. Kurtenbach has a M.S. degree from South Dakota State University. Aelred Kurtenbach and Frank Kurtenbach are brothers.

      ROLAND J. JENSEN worked in various capacities from 1960 to 1990 with Northern States Power Company, an electric and natural gas utility, ending his service as Senior Vice President of Power Supply. From 1990 to his retirement in January 1994, he was Chairman and CEO of NRG Energy, Inc., a Minneapolis-based energy services company. Mr. Jensen has served as a director of the Company since 1994.

      JAMES A. VELLENGA was elected as a director in 1997. Mr. Vellenga is currently VP of Technology and previously served as VP of Operations responsible for Product Development, Manufacturing and Quality Assurance at Aetrium, Inc. in St. Paul, MN. He was previously a founding officer of Lee Data Corp., and prior to that he was one of the early employees at Data 100 Corp. until its acquisition by Northern Telecom. Mr. Vellenga holds a B.S. degree in Electrical Engineering from South Dakota State University.

      JAMES B. MORGAN joined the Company in 1969 as a part-time engineer while earning his M.S. degree in Electrical Engineering from South Dakota State University. Since 1970, he has been employed by the Company as its Engineering Manager and since 1975 as its Vice President, Engineering, with responsibility for product development, contract design, project management for customer contracts, and corporate information and scheduling systems. In 1995, Mr. Morgan was named Executive Vice President. Mr. Morgan has served as a director since 1984.

      DUANE E. SANDER, PH.D. is a co-founder of the Company and has served as a director and as Secretary of the Company since its incorporation. Dr. Sander is currently employed as Dean of Engineering at South Dakota State University where he has taught electrical engineering courses and directed biomedical research projects since 1967.

      JOHN L. MULLIGAN was elected as a director of the Company in 1993. He currently is employed as a financial services specialist with Morgan Stanley Dean Witter, in the same capacity as when he was employed with Mesirow Financial from late 1990 through mid 1993. In 1993 and 1994, he served as principal of Mulligan Financial, a financial services firm which he founded. From 1967 to March 1990, he served as President, Chairman, Chief Executive Officer and director of American Western Corporation.

DIRECTOR COMPENSATION

      The current nonemployee directors of the Company include Messrs. Mulligan, Sander, Roberts, Jensen, Theisen, and Vellenga. During fiscal 1999 each non-employee director received, for their services as a director, a $2,000 retainer each year, $1,500 for each meeting attended in person, $500 for telephone Board meetings, $500 for each committee meeting attended in person and reimbursement of all out-of-pocket expenses incurred in attending meetings. The nonemployee directors also receive stock options under the Company's 1993 Outside Directors Stock Option Plan. In August 1998, Messrs. Roberts and Theisen each received 2,000 shares and Messrs. Jensen and Vellenga each received 4,000 shares, and Messrs. Mulligan and Sander each received 9,000 shares under the 1993 Outside Directors Stock Option Plan, which are subject to vesting restrictions under the plan and have an exercise price of $10.375 per share. Dr. Sander does not receive any additional compensation for serving as Secretary of the Company.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors of the Company has an Audit Committee consisting of John Mulligan (chair) and James A. Vellenga; and a Compensation Committee consisting of Roland Jensen (chair), Charles S. Roberts, and John Mulligan. The Company has no standing nominating committee. The Board as a whole performs the functions which would otherwise be delegated to a nominating committee.

      The Board of Directors held four meetings during fiscal 1999. All incumbent directors attended at least 75% of the meetings of the Board meetings. The Board also passed several resolutions during fiscal 1999 by written consent.

      The Audit Committee held two meetings in Fiscal 1999. The Audit Committee reviews the activities of the Company's independent accountants and the results of audits made by these professionals.

      The Compensation Committee held two meeting during fiscal 1999. The Compensation Committee (the "Committee") is responsible for making recommendations to the Board of Directors regarding compensation of the Company's executive officers and stock option awards under the Company's 1993 Stock Option Plan. None of the members of the Committee are employees of the Company and all executive officers who serve on the Board of Directors abstain from voting on compensation affecting those executive officers who are Board members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Roland Jensen (chair), Charles S. Roberts and John L. Mulligan served as the members of the Compensation Committee during Fiscal 1999. There are no compensation committee interlocks with other companies and none of the members of the committee has been an officer, employee or insider of the Company or its subsidiaries.

                             EXECUTIVE COMPENSATION

CASH AND OTHER COMPENSATION

      The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Company's Chief Executive Officer, and each of the other executive officers, whose total annual salary and bonus exceeded $100,000 during fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long-Term Compensation
                                             Annual Compenstaion(1)                          Awards
                                             ----------------------                          ------
                                   Fiscal                                                  Securities
                                    Year                                  All Other        Underlying
Name and Principal Position        Ended      Salary       Bonus(2)    Compensation($)     Options (#)
---------------------------        -----      ------       --------    ---------------     -----------
Dr. Aelred J. Kurtenbach           1999      $181,131      $52,500        $3,390(3)          25,000
  President and Director           1998       159,955       41,085         2,399(3)           6,000
  (Chief Executive Officer)        1997       150,035            0         2,210(3)           4,000

James B. Morgan                    1999      $142,569      $37,500        $3,192(4)           8,000
  Executive Vice President         1998       131,008       33,300         1,965(4)           5,000
  and Director                     1997       124,708            0         1,791(4)           5,000

Paul J. Weinand                    1999      $112,680      $33,170        $2,748(5)           2,000
  Treasurer and                    1998       111,584       28,170         1,674(5)           3,000
  Chief Financial Officer          1997       108,340            0         1,625(5)           4,000

Frank J. Kurtenbach                1999      $104,585      $27,800        $2,571(6)           3,000
  Vice President                   1998       101,204       25,575         1,518(6)           3,000
  and Director                     1997        98,423            0         1,476(6)           4,000

-----------------------

(1) Annual Compensation excludes personal benefits received by the named person to the extent that the aggregate amounts thereof were less than 10% of the total of that person's annual salary and bonus.

(2) Reflects bonus earned during the fiscal year.

(3) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 1999, $2,400 and $990, fiscal 1998, $2,399 and $0; fiscal 1997 $2,210 and $0.

(4) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 1999, $2,400 and $792, fiscal 1998, $1,965 and $0; fiscal 1997 $1,791 and $0.

(5) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 1999, $2,203 and $545, fiscal 1998, $1,674 and $0; fiscal 1997 $1,625 and $0.

(6) Includes the following respective contributions under the Company's 401(k) retirement and Savings Plan and the Company's ESOP: fiscal 1999, $1,952 and $619, fiscal 1998, $1,518 and $0; fiscal 1997 $1,476 and $0.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

      The following table sets forth information relating to stock options and stock appreciation rights (SARs) awarded to the executive officers named in the Summary Compensation Table under the Company's 1993 Stock Option Plan during fiscal 1999. No SARs have been awarded by the Company.

                        OPTION/SAR GRANTS IN FISCAL 1999

                                  Individual Grants
                            ---------------------------
                                                                                      Potential Realizable Value at
                              Number of     % of Total                                    Assumed Annual Rates of
                             Securities    Options/SARs                                Stock Price Appreciation for
                             Underlying     Granted to    Exercise or                          Option Term
                            Options/SARs    Employees      Base Price    Expiration   -----------------------------
           Name              Granted(#)      in 1999       ($/share)        Date             5%           10%
           ----              ----------      -------       ---------        -----            --           ---
Dr. Aelred J. Kurtenbach      10,000(1)       11.5%          13.475      11/19/2003        37,229        82,266
                              15,000(2)       17.3%          10.725      02/26/2004        38,447       101,879
James B. Morgan                8,000(3)        9.2%          12.250      11/19/2008        61,632       156,187
Paul J. Weinand                2,000(4)        2.3%          12.250      11/19/2008        15,408        39,047
Frank J. Kurtenbach            3,000(5)        3.5%          12.250      11/19/2008        23,112        58,570

------------------

(1) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 2,000 on November 19, 1999, 2,000 on November 19, 2000, 2,000 on November 19, 2001, 4,000 on November 19, 2002.

(2) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 3,000 on February 26, 2000, 3,000 on February 26, 2001, 3,000 on February 26, 2002, and 6,000 on February 26, 2003.

(3) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 1,600 on November 19, 1999, 1,600 on November 19, 2000, 1,600 on November 19, 2001, 1,600 on November 19, 2002, and 1,600
       on November 19, 2003.

(4) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 400 on November 19, 1999, 400 on November 19, 2000, 400 on November 19, 2001, 400 on November 19, 2002, and 400 on
       November 19, 2003.

(5) The options were granted under the 1993 Stock Option Plan and become first exercisable as follows: 600 on November 19, 1999, 600 on November 19, 2000, 600 on November 19, 2001, 600 on November 19, 2002, and 600 on
       November 19, 2003.

OPTION/SAR EXERCISE AND HOLDINGS

      The following table sets forth information relating to unexercised options held as of May 1, 1999 by the executive officers named in the Summary Compensation Table. No stock options granted under the Daktronics, Inc. 1993 Stock Option Plan were exercised in fiscal 1999.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1999
                      AND OPTION/SAR VALUES AT MAY 1, 1999

                                                              Number of Unexercised          Value of Unexercised
                               Shares                         Securities Underlying              In-the Money
                              Acquired                      Options/SARs at 5/01/99(#)    Options/SARs at 5/01/99($)
                                 on            Value       ---------------------------    ---------------------------
          Name               Exercise(#)    Realized($)    Exercisable   Unexercisable    Exercisable   Unexercisable
          ----              ------------    -----------    -----------   -------------    -----------   -------------
Dr. Aelred J. Kurtenbach          0              0           16,800         36,200          54,993          45,645
James B. Morgan                   0              0           26,200         19,800          83,338          53,413
Paul J. Weinand                   0              0           23,400         11,600          74,738          42,700
Frank J. Kurtenbach               0              0           22,400         12,600          72,488          42,700

                                PERFORMANCE GRAPH


      The following graph illustrates a comparison of cumulative total returns for the Company vs. the NASDAQ Market Index and the Media General Industry Group Index (MG Group Index) from April 24, 1994 to May 1, 1999. The graph assumes a $100 initial investment.


                               [PL0T POINTS GRAPH]

                      04-29-94  04-28-95  04-26-96  05-02-97  05-01-98  04-30-99
                      --------  --------  --------  --------  --------  --------

Daktronics, Inc.       $100.00   $81.43    $44.29    $45.71    $92.86   $112.86
MG Group Index         $100.00  $124.97   $151.75   $180.37   $256.74   $251.67
NASDAQ Market Index    $100.00  $109.19   $152.42   $162.47   $241.31   $318.66

                      REPORT OF THE COMPENSATION COMMITTEE

CASH COMPENSATION

      DETERMINATION OF BASE SALARY The Company's compensation philosophy is to target executive salaries close to the median market rate paid for comparable positions within the Midwest region for similar size companies.

      The Compensation Committee reviewed base salaries for executive officers in August 1998. Company fiscal 1998 performance was also considered. Based upon this review, the Committee approved adjusting the base salary of Aelred Kurtenbach 28% and the base salaries of the other executive officers an average of 7%. Salaries are reviewed annually.

      DETERMINATION OF BONUS For fiscal 1999, the Committee chose a formula based performance bonus plan for the executive officers. The bonus consists of one months salary provided that after tax earnings exceed 12.5% of beginning stockholders equity. The bonus increases yearly with performance improvement to a maximum bonus of three months salary at the point that after tax earnings exceed 16.5% of beginning stockholders equity. For Fiscal 1999, the executive officers earned the maximum bonus under the plan.

EQUITY BASED COMPENSATION

      In November 1993, the Board of Directors of the Company adopted the Daktronics, Inc. 1993 Stock Option Plan (the "Option Plan") which was approved by the shareholders in December 1993 and amended in August 1998. The Committee determines awards under this plan for executive officers and approves awards for other employees based upon the recommendation of the Company's executive officers. In November 1998, the Committee awarded Aelred Kurtenbach an option to purchase a total of 10,000 shares of Common Stock and allowed 65,000 shares to be granted per Aelred Kurtenbach's discretion.

      The exercise price per share of these options was established as the average between the closing bid and asked price quotations for the Common Stock as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) on November 19, 1998, which was $12.250 Subject to accelerated vesting upon "change in control" of the Company as defined in the Option Plan, the outstanding options generally vest 20% each year commencing November 19, 1999.

      In addition, the Committee met in February 1999 and made a special award of 15,000 options to Aelred Kurtenbach at a price computed as described above which was $10.725.

      The Committee's basis for these awards was the Company's performance, as measured in increased net sales and results of operations, over the last three years and review of awards by the comparable companies. The number of options granted to the executive officers, including the Chief Executive Officer, was less than the average of the comparable companies for similar positions. The terms of these options, including duration, vesting, and exercise price were similar to that of the comparable companies.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The Committee determined the Chief Executive Officer's compensation in the same manner described above for all executive officers of the Company.

      BASE SALARY The Committee recommended Dr. Kurtenbach's salary be increased 28% to $210,000, commencing November 1998.

      DETERMINATION OF BONUS Based upon the bonus plan described above, Dr. Kurtenbach earned a bonus of $52,500 for fiscal 1999.

      EQUITY BASED COMPENSATION The Committee awarded to Dr. Kurtenbach options to purchase 10,000 and 15,000 shares of Company Stock at exercise prices of $12.250 and $10.725, respectively.


                                       COMPENSATION COMMITTEE

                                       Roland J. Jensen
                                       Charles S. Roberts
                                       John L. Mulligan

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of May 31, 1999, regarding the beneficial ownership of Common Stock of the Company by (i) each person or group who is known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) all directors and nominees of the Company,
(iii) each individual named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. The Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power (or share such powers with his or her spouse) with respect to the shares, subject to the information contained in the notes to the table.

Name and Address                                                     Percent of
(if applicable) of                                   Shares          Outstanding
Beneficial Owner                              Beneficially Owned(1)   Shares(1)
----------------                              ---------------------   ---------

Daktronics, Inc.
Employee Stock Ownership Plan(2) (ESOP).......        267,799             5.9%
331 32nd Avenue, Brookings, SD 57006

James B. Morgan...............................        176,849(3)          3.9%
John L. Mulligan..............................          8,000(4)             *
Dr. Duane E. Sander(5)........................        192,392(6)          4.2%
Dr. Aelred J. Kurtenbach(5)...................        415,034(7)          9.1%
Charles S. Roberts, M.D.......................         34,360(8)             *
Frank J. Kurtenbach...........................        164,930(9)          3.6%
Roland J. Jensen..............................          7,400(10)            *
James A. Vellenga.............................          5,000(11)            *
Paul J. Weinand...............................         27,327(12)            *
All executive officers and directors
   as a group (10 persons)....................      1,080,131            23.7%

-----------------------

* Represents less than 1%

(1) For purposes of this table, a person or group of persons is deemed to beneficially own shares issuable upon the exercise of options that are currently exercisable or that become exercisable within sixty days after the date hereof.

(2) The Common Stock held by the Daktronics, Inc. ESOP and allocated to the plan participants are voted by the respective participants. Any unallocated or nonvoted shares of Common Stock will be voted by the trustee without discretion on the same proportionate basis as the voted allocated shares.

(3) Includes (i) 26,200 shares issuable pursuant to currently exercisable stock options and (ii) 4,419 shares held through the Daktronics, Inc. ESOP.

(4) Includes 5,000 shares issuable pursuant to currently exercisable stock options.

(5) Dr. Sander's and Dr. Kurtenbach's addresses are 331 32nd Avenue, Brookings, South Dakota 57006.

(6) Includes (i) 5,000 shares issuable pursuant to currently exercisable stock options, (ii) 82,330 shares owned by Dr. Sander's spouse and (iii) 16,540 shares owned by Dr. Sander's son.

(7) Includes (i) 16,800 shares issuable to Dr. Kurtenbach pursuant to currently exercisable stock options, (ii) 5,692 shares held through the Daktronics, Inc. ESOP, (iii) 7,402 share held through the Daktronics, Inc. 401(K) Plan, and (iv) 211,926 shares owned by Dr. Kurtenbach's spouse.

(8) Includes 3,000 shares issuable pursuant to currently exercisable stock options.

(9) Includes (i) 22,400 shares issuable pursuant to currently exercisable stock options and (ii) 3,500 shares held through the Daktronics, Inc. ESOP.

(10) Includes 6,000 shares issuable pursuant to currently exercisable stock options.

(11) Includes 3,000 shares issuable pursuant to currently exercisable stock options.

(12) Includes (i) 23,400 shares issuable pursuant to currently exercisable stock options and (ii) 1,927 shares held through the Daktronics, Inc. ESOP.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission
(SEC), and furnish copies of those reports to the Company. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements were complied with during fiscal 1999.


                 PROPOSAL NO. 2 - RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      McGladrey & Pullen, LLP served as the Company's independent certified public accountants for fiscal 1999. The appointment of independent certified public accountants is made annually by the Audit Committee of the Board of Directors. In making its appointment, the Audit Committee reviews both the audit scope and the estimated fees for professional services for the coming year. The Audit Committee has selected McGladrey & Pullen, LLP as the independent certified public accountants for fiscal 2000.


                                  OTHER MATTERS

      The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the shareholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

      Any proposal by a shareholder to be presented at the 2000 Annual Meeting must be received at the Company's principal executive offices, 331 32nd Avenue, Brookings, South Dakota 57006, addressed to the Secretary of the Company, not later than March 26, 2000.

                                       BY ORDER OF THE BOARD OF DIRECTORS,




                                       Duane E. Sander
                                       SECRETARY

Dated: July 22, 1999

                                DAKTRONICS, INC.
                Annual Meeting of Shareholders - August 18, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Aelred J. Kurtenbach and Duane E. Sander, or either of them, as proxy of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Daktronics, Inc., to be held at Daktronics, Inc., 331 32nd Avenue, Brookings, South Dakota 57006 on Wednesday, August 18, 1999 at 7:00 p.m. Central Daylight Time, and at any adjournments thereof, and to vote all same of the undersigned, as designated below, with all the powers which the undersigned would possess if personally at such meeting.

1.    Election of Directors duly nominated for a term expiring in 2002: Aelred
      J. Kurtenbach, Charles S. Roberts, Nancy D. Frame.

      *  FOR        *  WITHHELD FOR ALL        *  WITHHELD FOR THE
                                                  FOLLOWING ONLY
                                                  (Write the nominee's name
                                                  in space below):

      --------------------------------------------------------------------------

2. To ratify the appointment of McGladrey & Pullen, LLP as independent auditors for the Company for the fiscal year ending April 29, 2000.

      *  FOR        *  AGAINST        *  ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.


THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN FOR VOTING ON THE MATTERS ABOVE, THIS PROXY WILL BE VOTED FOR MATTERS 1 THROUGH 3 ABOVE. Shareholders who are present at the meeting may withdraw their Proxy and vote in Person if they so desire. The undersigned acknowledges receipt of the Proxy Statement for the 1999 Annual Meeting.


Date ______________________, 1999       ________________________________________
                                                       Signature

                                        ________________________________________
                                               Signature if held jointly

                                        Please sign exactly as name(s) appears
                                        on this Proxy. If shares are registered
                                        in more than one name, the signature of
                                        all persons are required. A corporation
                                        should sign in its full corporate name
                                        by a duly authorized officer, stating
                                        their title. Trustees, guardians,
                                        executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in partnership name by authorized person.


                PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY
          No postage is required if returned in the enclosed envelope.
            This Proxy may also be returned via fax to 605/697-4700.